Exhibit 99.1

VERB’s MARKET.live ENTERS INTO FORMAL PARTNERSHIP WITH TIKTOK FOR LIVESTREAM SHOPPING SERVICES

MARKET.live’s Official TikTok Shop Partner Designation Underscores A New, Expanded Business Building Relationship

LOS ALAMITOS, Calif. and LAS VEGAS, March 27, 2024 (GLOBE NEWSWIRE) — Verb Technology Company, Inc. (Nasdaq: VERB) (“VERB” or the “Company”), the force behind MARKET.live, the popular livestream social shopping platform, announces it has entered into a formal partnership with TikTok Shop pursuant to which MARKET.live has become a service provider for TikTok Shop and is officially designated as a TikTok Shop Partner (TSP) . Under the terms of the partnership, TikTok Shop refers consumer brands, retailers, influencers and affiliates leads to Market.live for a menu of paid services that include, among other things, assistance in onboarding to TikTok and establishing a TikTok store, hosting training sessions and webinars for prospective TikTok Shop sellers, studio space rental in both the West Coast and East Coast MARKET.live studios, content creation and production services, and TikTok Shop maintenance, including enhancements to existing TikTok Shop seller stores. The partnership also contemplates TikTok Shop sponsored studio rentals, as well as a paid-for “day pass” for use of MARKET.live studio services by TikTok creators, influencers and affiliates. MARKET.live will generate revenue through fees, including monthly recurring fees, paid directly to MARKET.live by the brands, retailers, influencers and affiliates referred to MARKET.live by TikTok. In addition, it is contemplated that MARKET.live will receive a percentage of monthly revenue generated through the TikTok stores MARKET.live establishes for the brands, retailers, influencers and affiliates that TikTok Shop refers to MARKET.live.

The partnership also contemplates the use of MARKET.live studios as TikTok “Sample Centers” where TikTok creators will have access to product samples for use in their TikTok Shop videos produced at MARKET.live studios. In addition to the compensation referenced above, TikTok will compensate MARKET.live directly for the attainment of certain pre-established performance goals and objectives agreed-to between the parties.

This formal partnership underscores a shared commitment to enriching the livestream shopping experience on the TikTok platform. As TSP partners, MARKET.live and TikTok align their visions to expand and enhance ecommerce capabilities, recognizing the transformative potential of livestream shopping in today’s digital landscape. TikTok is leveraging MARKET.live’s expertise in this pivotal role as a TSP partner in which MARKET.live will provide guidance and support for the brands, vendors, and creators that seek to utilize TikTok Shop. Market.live will help these sellers navigate the intricate terrain of setup, content creation, and live streaming on TikTok Shop through a choice of comprehensive pricing packages encompassing shop operations, performance marketing, affiliate management, live stream production, and content creation, empowering brands and creators to thrive in the dynamic world of livestream shopping.

The parties are planning a series of co-hosted events, similar to the Miami Music Week event hosted by MARKET.live for TikTok brands and influencers in Miami last week on March 21, 2024. Building on this momentum, MARKET.live and TikTok are co-hosting an exclusive event on April 25, 2024 to announce the partnership. Attendance is by invitation only and restricted to brands, creators, affiliates, industry executives, and other invited guests. This event promises to showcase the latest trends in livestream shopping and foster meaningful connections within the industry. Interested parties can request an invitation at this link.

“We see very clearly the future of livestream shopping in the US and MARKET.live’s important place in that future,” states Rory J. Cutaia, VERB CEO. “This is an extraordinary business building relationship we have developed with TikTok and our team is committed to working hard to exceed all expectations, notwithstanding the fact that those expectations are running pretty high right now.”

For more information, please visit MARKET.live or follow the latest updates on social media.

About VERB

Verb Technology Company, Inc. (Nasdaq: VERB), is a market leader in interactive video-based sales applications. The Company’s MARKET.live platform is a multi-vendor, multi-presenter, livestream social shopping destination at the forefront of the convergence of ecommerce and entertainment, where hundreds of retailers, brands, creators and influencers can monetize their base of fans and followers across social media channels. Brands, retailers and creators that join MARKET.live have the ability to broadcast livestream shopping events simultaneously on numerous social media channels, including TikTok, as well as on MARKET.live, reaching exponentially larger audiences. Creators and entrepreneurs that join MARKET.live’s drop ship program and TikTok affiliate program can earn income selling products from popular MARKET.live retailers. The Company is headquartered in Las Vegas, NV and operates creator studios in Los Alamitos, California and Philadelphia, PA.

Follow VERB AND MARKET.LIVE here:

VERB on Facebook: https://www.facebook.com/market.liveofficial

VERB on TikTok: https://www.tiktok.com/@market.live_official

VERB on Instagram: https://www.instagram.com/market.liveofficial/

VERB on LinkedIn: https://www.linkedin.com/company/verb-tech/

VERB on YouTube: https://www.youtube.com/@market.liveofficial

FORWARD-LOOKING STATEMENTS

This communication contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties and include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words such as “anticipate,” “expect,” “project,” “plan,” or words or phrases with similar meaning. Forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties. If any of these risks or uncertainties materialize, or if any of our assumptions prove incorrect, our actual results could differ materially from the results expressed or implied by these forward-looking statements. Investors are referred to our filings with the Securities and Exchange Commission, including our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, for additional information regarding the risks and uncertainties that may cause actual results to differ materially from those expressed in any forward-looking statement. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

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